WELD ASIA ASSOCIATES (AF2026)

(Registered with US PCAOB and Malaysia MIA)

Block C-3-2, Megan Avenue 1,

189, off Jalan Tun Razak, 50400 Kuala Lumpur, Malaysia.

T       : (603) 2171 2928; (603) 2181 8258

E       : info@weldaudit.com

W       : www.weldaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Agape ATP Corporation

No. 17, Wisma Laxton, Jalan Desa, Taman Desa

Off Jalan Klang Lama 58100 Kuala Lumpur, Malaysia

We consent to the inclusion in the Registration Statement on Form S-1 of Agape ATP Corporation of our report date August 23, 2017, relating to our audit of the consolidated balance sheet of Agape ATP Corporation as of as of June 30, 2017 and 2016, and and the related consolidated statements of income, stockholders’ equity and cash flows for the years then ended.

We also consent to the reference to us under the caption “Interest of Named Experts and Counsel” in the Registration Statement.

/S/ WELD ASIA ASSOCIATES

WELD ASIA ASSOCIATES

KUALA LUMPUR, MALAYSIA

AUGUST 23, 2017